Exhibit 99.1
Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Carla Leibold, CFO 484-923-8802
Bob Ramsey, Director of IR & Strategic Planning 484-926-7118

CUSTOMERS BANCORP, INC. ANNOUNCES
SHARE BUYBACK

Wyomissing, PA – December 10, 2018 – Customers Bancorp, Inc. (NYSE: CUBI) today announced that it intends to repurchase up to $15.8 million of common stock under its existing 2013 repurchase program. Customers’ CEO Jay Sidhu added “We believe our shares are significantly undervalued at current prices and the Board considers share repurchases a good use of excess capital today. We are eager to get started; once we have completed the existing authorization, our Board will evaluate possible additional authorizations.”

Customers’ CFO Carla Leibold added “we are still on track to report 10 basis points to 15 basis points of net interest margin expansion this quarter and financial results that are in line with the current consensus range. Longer term, we are working towards $4.00 of earnings per share in the next three to four years.”

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $10.6 billion at September 30, 2018. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, the District of Columbia, Illinois, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy to retain BankMobile for 2-3 years, the possibility that the expected benefits of retaining BankMobile for 2-3 years may not be achieved, or the possible effects on Customers' results of operations of the spin-off and merger of BankMobile not being completed also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements. Further, Customers' expectations with respect to the effects of the new tax law could be affected by future clarifications, amendments, and interpretations of such law. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual reports on Form 10-K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.